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                              STATE of WASHINGTON

                                  [STATE SEAL]

                               SECRETARY of STATE


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                             NORTH WEST FARMS, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

                 Changing name to LA JOLLA COFFEE COMPANY, INC.



UBI Number: 601 007 729                                      Date: June 02, 1999



[STATE SEAL]


                                   Given under my hand and the Seal of the State of Washington at Olympia, the State Capital


                                   /s/  Ralph Munro
                                   -------------------------------
                                   Ralph Munro, Secretary of State

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